UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 25, 2009

CHINA SHEN ZHOU MINING & RESOURCES, INC .
(Exact name of registrant as specified in its charter)

Nevada	001-33929	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043
(Address of principal executive offices)

86-010-8890-6927
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 21, 2009, China Shen Zhou Mining & Resources, Inc. (the “Company”), through its indirect wholly-owned subsidiary, Inner Mongolia Xiangzhen Mining Group Co., Ltd., a company organized under the laws of People’s Republic of China, entered into a Share Purchase Agreement with Fortune Pegasus International Limited (“Fortune”), a company organized under the laws of British Virgin Islands, pursuant to which the Company transferred to Fortune the entire equity of Tun Lin Limited Liability Company in the Kyrgyz Republic, an exempt company organized under the laws of Kyrgyz Republic (“Tun Lin”).  In addition, the Company is assigning Fortune a loan in the amount of US $1,761,784.78 for which Tun Lin is indebted to the Company.

Tun Lin owns the entire equity of Kichi-Chaarat Closed Joint Stock Company, a company organized under the laws of Kyrgyz Republic, which assets include Kuru-Tegerek Copper-gold Mine located at Chartcarl, Jalalabad, Southwest of Kyrgyz Republic. Fortune is not an affiliate of the Company or any of the Company’s directors or officers. The consideration payable in the transaction consists of US $8,200,000.  The closing of this transaction is scheduled to occur on October 31, 2009. The Company will use the proceeds to pay for the Senior Convertible Notes repurchase described below.

On September 22, 2009, the Company entered into a Notes Repurchase Agreement with Mountview Path Limited (“Mountview”), a corporation incorporated under the laws of the British Virgin Islands, pursuant to which the Company repurchased the entire 6.75% Senior Convertible Notes due 2012 of US $28,000,000 principal amount ( “Notes”), originally issued to Citadel Equity Fund Ltd (“Citadel”). Mountview is the current legal and beneficial owner of the entire amount of the Notes.

In connection with the Notes Repurchase Agreement, Mountview agreed to waive all defaults for the Company’s failure to duly observe and perform covenants set forth in the indenture entered into between the Company and Bank of New York as trustee  and forebear to take any action against the Company for the defaults. The Company and Mountview also agreed to take all actions necessary in order for the Bank of New York, to cancel the entire Notes and promptly release the pledged security interest created pursuant to the share pledge agreement dated December 27, 2006 and entered into by and among Ms. Xiao Jing Yu and Mr. Xue Ming Xu, the Bank of New York, as collateral agent and Citadel. For more information, please see Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 22 and May 13, 2009, which are incorporated by reference herein in their entireties.

Mountview is not an affiliate of the Company or any of the Company’s directors or officers. The consideration payable in the transaction consists of US $8,000,000 in cash and 5 million shares of the Company’s common stock. Mountview shall not be entitled to any accrued and unpaid interest on the Notes.  The closing of this transaction is scheduled to occur on November 30, 2009.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Share Purchase Agreement by and between Inner Mongolia Xiangzhen Mining Group Co., Ltd. and Fortune Pegasus International Limited, dated September 21, 2009.
10.2	Notes Repurchase Agreement by and between China Shen Zhou Mining & Resources, Inc. and Mountview Path Limited, dated September 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGISTRANT: China Shen Zhou Mining & Resources, Inc.

Date: September 25, 2009	By:	/s/ Xiaojing Yu
Xiaojing Yu,
Chief Executive Officer